Exhibit 99.1

FOR RELEASE, Thursday, March 26, 2020	For Further Information:
1:10 p.m. Pacific Time	Jill Peters, Investor Relations Contact
(310) 893-7456 or jpeters@kbhome.com
Cara Kane, Media Contact
(321) 299-6844 or ckane@kbhome.com
KB HOME REPORTS 2020 FIRST QUARTER RESULTS
Revenues Grew 33% to $1.08 Billion
Diluted Earnings Per Share More Than Doubled to $.63
Net Orders Rose 31%; Net Order Value Increased 35%; Backlog Value Expanded 28%

LOS ANGELES (March 26, 2020) — KB Home (NYSE: KBH) today reported results for its first quarter ended February 29, 2020.

“Our principal focus today is the concern for the health and welfare of our employees, customers and business partners, and their families, in light of the wide-ranging efforts to contain COVID-19 and the impact it will have on the global economy. While our performance in the first quarter was strong, with underlying market conditions that were robust, these results preceded the COVID-19 pandemic declaration, and we are now taking actions to adjust our business in this period of uncertainty,” said Jeffrey Mezger, Chairman, President and Chief Executive Officer.

“KB Home is well positioned given our strong balance sheet and over $1.2 billion in liquidity,” continued Mezger.  “With our Built-to-Order model, we are flexible in aligning our business to demand and building to our sales pace, mitigating inventory risk. With that foundation, we are diligently managing our operations with a focus on being both prudent and strategic with our cash resources.  While we continue to close homes and generate revenues, we are also taking steps to curtail land acquisition and development until circumstances become more stabilized.  We have a long-tenured, hands-on team that is experienced in navigating changing market conditions, which will help guide our actions in this challenging environment.”
Three Months Ended February 29, 2020 (comparisons on a year-over-year basis)

•	Revenues increased 33% to $1.08 billion, the highest revenues for any first quarter since 2007.

•	Homes delivered grew 28% to 2,752, with increases in all four of the Company’s regions.

•	Average selling price rose 5% to $389,500.

•
Homebuilding operating income increased 92% to $60.2 million. Homebuilding operating income margin improved 170 basis points to 5.6%. Excluding inventory-related charges of $5.7 million in the quarter and $3.6 million in the year-earlier quarter, this metric was 6.1%, compared to 4.3%.

◦	Housing gross profit margin improved 30 basis points to 17.4%. Excluding inventory-related charges, housing gross profit margin increased to 17.9% from 17.6%.

▪
The housing gross profit margin expansion primarily reflected the favorable impacts of improved operating leverage due to higher housing revenues, and lower relative amortization of previously capitalized interest, which were partly offset by a mix shift of homes delivered.

▪	Adjusted housing gross profit margin, a metric that excludes inventory-related charges and the amortization of previously capitalized interest, was 21.1%, compared to 21.3%.

◦	Selling, general and administrative expenses as a percentage of housing revenues improved 160 basis points to 11.8%, largely due to increased operating leverage from higher housing revenues.

•
The Company's financial services operations generated pretax income of $5.8 million, up from $2.5 million, mainly reflecting higher income from its mortgage banking joint venture, KBHS Home Loans, LLC (KBHS).

◦	KBHS originated 71% of the residential mortgage loans the Company’s homebuyers obtained to finance their home purchase, compared to 64%.

•	Total pretax income nearly doubled to $68.8 million.

•
The Company’s income tax expense was $9.1 million, compared to $4.5 million. For each period, the effective tax rate, inclusive of excess tax benefits from stock-based compensation and other favorable impacts, was approximately 13%.

•	Net income increased 99% to $59.7 million, and diluted earnings per share increased 103% to $.63.
Backlog and Net Orders (comparisons on a year-over-year basis)

•
Net orders increased 31% to 3,495, the highest first-quarter level since 2007, with net order value up 35% to $1.38 billion. Net orders and net order value increased in all four of the Company’s regions.

◦	Company-wide, net orders per community averaged 4.6 per month, compared to 3.7.

•	The cancellation rate as a percentage of gross orders improved to 14% from 20%.

•
The Company’s ending backlog rose 26% to 5,821 homes. Ending backlog value grew 28% to $2.12 billion, compared to $1.66 billion, reflecting increases in all four regions. Both metrics reached their highest first-quarter levels in 13 years.

•	Average community count for the quarter rose 3% to 251. Ending community count of 250 was up slightly.
Balance Sheet as of February 29, 2020 (comparisons to November 30, 2019)

•	Cash and cash equivalents totaled $429.7 million, compared to $453.8 million.

◦
The Company had total liquidity of $1.22 billion, including cash and cash equivalents and $787.6 million of available capacity under its unsecured revolving credit facility. There were no cash borrowings outstanding under the facility.

•	Inventories increased slightly to $3.73 billion.

◦	Lots owned or under contract decreased slightly to 63,234, reflecting fewer optioned lots. Approximately 62% of the total lots were owned and 38% were under contract.

◦	The Company’s 39,033 owned lots represented an approximately 3.1 years’ supply based on homes delivered in the trailing 12 months.

•	Notes payable of $1.75 billion were essentially unchanged.

◦	The Company’s debt to capital ratio of 41.7% improved 60 basis points. The Company’s net debt to capital ratio was 35.1%, essentially unchanged.

◦	In January 2020, Standard and Poor’s Financial Services upgraded the Company’s credit rating to BB from BB-, and changed its rating outlook to stable from positive.

◦	The Company’s next scheduled debt maturity is on December 15, 2021, when $450.0 million in aggregate principal amount of its 7.00% senior notes become due.

•	Stockholders’ equity increased to $2.44 billion from $2.38 billion.

◦	Book value per share increased to $27.01.
Note Relating to 2020 Guidance
In light of the uncertainty surrounding the spread of COVID-19 and the unprecedented public health and governmental efforts to contain it, management has withdrawn guidance for its 2020 fiscal year. Through its experienced leadership team, and supported by a solid balance sheet and significant liquidity, the Company continues to engage with customers who maintain a strong desire for homeownership, deliver homes and generate revenues, while working closely with its business partners and monitoring cash outflows to position the Company to navigate through this evolving operating environment.
Earnings Conference Call
The conference call to discuss the Company’s 2020 first quarter earnings will be broadcast live TODAY at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time. To listen, please go to the Investor Relations section of the Company’s website at kbhome.com.
About KB Home
KB Home (NYSE: KBH) is one of the largest and most recognized homebuilders in the United States and has been building quality homes for over 60 years. Today, KB Home operates in 42 markets across eight states, serving a wide array of buyer groups. What sets us apart is how we give our customers the ability to personalize their homes from homesites and floor plans to cabinets and countertops, at a price that fits their budget. We are the first builder to make every home we build ENERGY STAR® certified. In fact, we go beyond the EPA requirements by ensuring every ENERGY STAR certified KB home has been tested and verified by a third-party inspector to meet the EPA’s strict certification standards, which helps lower the cost of ownership. We also work with our customers every step of the way, building strong personal relationships so they have a real partner in the homebuying process, and the experience is as simple and easy as possible.  Learn more about how we build homes built on relationships by visiting kbhome.com.
Forward-Looking and Cautionary Statements
Certain matters discussed in this press release, including any statements that are predictive in nature or concern future market and economic conditions, business and prospects, our future financial and operational performance, or our future actions and their expected results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance. We do not have a specific policy or intent of updating or revising forward-looking statements. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to the following: general economic, employment and business conditions; population growth, household formations and demographic trends; conditions in the capital, credit and financial markets; our ability to access external financing sources and raise capital through the issuance of common stock, debt or other securities, and/or project financing, on favorable terms; the execution of any share repurchases pursuant to our board of directors’ authorization; material and trade costs and availability; changes in interest rates; our debt level, including our ratio of debt to capital, and our ability to adjust our debt level and maturity schedule; our compliance with the terms of our revolving credit facility; volatility in the market price of our common stock; weak or declining consumer confidence, either generally or specifically with respect to purchasing homes; competition from other sellers of new and resale homes; weather events, significant natural disasters and other climate and environmental factors; any failure of lawmakers to agree on a budget or appropriation legislation to fund the federal government’s operations, and financial markets’ and businesses’ reactions to that failure; government actions, policies, programs and regulations directed at or affecting the housing market (including the tax benefits associated with purchasing and owning a home, and the standards, fees and size limits applicable to the purchase or insuring of mortgage loans by government-sponsored enterprises and government agencies), the homebuilding industry, or construction activities; changes in existing tax laws or enacted corporate income tax rates, including those resulting from regulatory guidance and interpretations issued with respect thereto; changes in U.S. trade policies, including the imposition of tariffs and duties on homebuilding materials and products, and related trade disputes with and retaliatory measures taken by other countries; the adoption of new or amended financial accounting standards and the guidance and/or interpretations with respect thereto; the availability and cost of land in desirable areas and our ability to timely develop acquired land parcels and open new home communities; our warranty claims experience with respect to homes previously delivered and actual warranty costs incurred; costs and/or charges arising from regulatory compliance requirements or from legal, arbitral or regulatory proceedings, investigations, claims or settlements, including unfavorable outcomes in any such matters resulting in actual or potential monetary damage awards, penalties, fines or other direct or indirect payments, or injunctions, consent decrees or other voluntary or involuntary restrictions or adjustments to our business operations or practices that are beyond our current expectations and/or accruals; our ability to use/realize the net deferred tax assets we have generated; our ability to successfully implement our current and planned strategies and initiatives related to our product, geographic and market positioning, gaining share and scale in our served markets and in entering into new markets; our operational and investment concentration in markets in California; consumer interest in our new home communities and products, particularly from first-time homebuyers and higher-income consumers; our ability to generate orders and convert our backlog of orders to home deliveries and revenues, particularly in key markets in California; our ability to successfully implement our business strategies and achieve any associated financial and operational targets and objectives; income tax expense volatility associated with stock-based compensation; the ability of our homebuyers to obtain residential mortgage loans and mortgage banking services; the performance of mortgage lenders to our homebuyers; the performance of KBHS, our mortgage banking joint venture with Stearns Ventures, LLC; information technology failures and data security breaches; an epidemic or pandemic (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the above-mentioned and/or other risks; and other events outside of our control. Please see our periodic reports and other filings with the Securities and Exchange Commission for a further discussion of these and other risks and uncertainties applicable to our business.

# # #
(Tables Follow)
# # #

KB HOME
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended February 29, 2020 and February 28, 2019
(In Thousands, Except Per Share Amounts - Unaudited)

	Three Months Ended
	February 29, 2020	February 28, 2019
Total revenues	$1,075,935	$811,483
Homebuilding:
Revenues	$1,072,382	$808,788
Costs and expenses	(1,012,187)	(777,449)
Operating income	60,195	31,339
Interest income	935	1,105
Equity in income (loss) of unconsolidated joint ventures	1,905	(406)
Homebuilding pretax income	63,035	32,038
Financial services:
Revenues	3,553	2,695
Expenses	(962)	(1,024)
Equity in income of unconsolidated joint ventures	3,222	802
Financial services pretax income	5,813	2,473
Total pretax income	68,848	34,511
Income tax expense	(9,100)	(4,500)
Net income	$59,748	$30,011
Earnings per share:
Basic	$.66	$.34
Diluted	$.63	$.31
Weighted average shares outstanding:
Basic	89,842	86,972
Diluted	94,205	96,962

KB HOME
CONSOLIDATED BALANCE SHEETS
(In Thousands - Unaudited)

	February 29, 2020	November 30, 2019
Assets
Homebuilding:
Cash and cash equivalents	$429,706	$453,814
Receivables	297,215	249,055
Inventories	3,728,616	3,704,602
Investments in unconsolidated joint ventures	57,147	57,038
Property and equipment, net	64,453	65,043
Deferred tax assets, net	312,166	364,493
Other assets	129,719	83,041
	5,019,022	4,977,086
Financial services	33,812	38,396
Total assets	$5,052,834	$5,015,482

Liabilities and stockholders’ equity
Homebuilding:
Accounts payable	$236,981	$262,772
Accrued expenses and other liabilities	621,558	618,783
Notes payable	1,749,148	1,748,747
	2,607,687	2,630,302
Financial services	2,043	2,058
Stockholders’ equity	2,443,104	2,383,122
Total liabilities and stockholders’ equity	$5,052,834	$5,015,482

KB HOME
SUPPLEMENTAL INFORMATION
For the Three Months Ended February 29, 2020 and February 28, 2019
(In Thousands, Except Average Selling Price - Unaudited)

	Three Months Ended
	February 29, 2020	February 28, 2019
Homebuilding revenues:
Housing	$1,071,810	$798,171
Land	572	10,617
Total	$1,072,382	$808,788

Homebuilding costs and expenses:
Construction and land costs
Housing	$885,481	$661,328
Land	572	9,527
Subtotal	886,053	670,855
Selling, general and administrative expenses	126,134	106,594
Total	$1,012,187	$777,449

Interest expense:
Interest incurred	$30,962	$34,788
Interest capitalized	(30,962)	(34,788)
Total	$—	$—

Other information:
Amortization of previously capitalized interest	$34,575	$30,547
Depreciation and amortization	7,929	7,914

Average selling price:
West Coast	$610,200	$607,500
Southwest	316,400	326,400
Central	292,900	285,000
Southeast	292,000	298,100
Total	$389,500	$370,900

KB HOME SUPPLEMENTAL INFORMATION For the Three Months Ended February 29, 2020 and February 28, 2019 (Dollars in Thousands - Unaudited)

			Three Months Ended
			February 29, 2020	February 28, 2019
Homes delivered:
West Coast			794	497
Southwest			603	483
Central			968	824
Southeast			387	348
Total			2,752	2,152

Net orders:
West Coast			979	699
Southwest			765	533
Central			1,217	926
Southeast			534	517
Total			3,495	2,675

Net order value:
West Coast			$598,416	$420,461
Southwest			257,220	170,839
Central			373,481	284,266
Southeast			153,537	146,521
Total			$1,382,654	$1,022,087

	February 29, 2020		February 28, 2019
	Homes	Value	Homes	Value
Backlog data:
West Coast	1,228	$712,218	917	$533,076
Southwest	1,400	456,024	976	315,797
Central	2,237	680,904	1,816	537,351
Southeast	956	275,405	922	272,060
Total	5,821	$2,124,551	4,631	$1,658,284

KB HOME
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Percentages and Per Share Amounts - Unaudited)

This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s adjusted housing gross profit margin and ratio of net debt to capital, neither of which is calculated in accordance with generally accepted accounting principles (“GAAP”). The Company believes these non-GAAP financial measures are relevant and useful to investors in understanding its operations and the leverage employed in its operations, and may be helpful in comparing the Company with other companies in the homebuilding industry to the extent they provide similar information. However, because they are not calculated in accordance with GAAP, these non-GAAP financial measures may not be completely comparable to other companies in the homebuilding industry and, thus, should not be considered in isolation or as an alternative to operating performance and/or financial measures prescribed by GAAP. Rather, these non-GAAP financial measures should be used to supplement their respective most directly comparable GAAP financial measures in order to provide a greater understanding of the factors and trends affecting the Company’s operations.
Adjusted Housing Gross Profit Margin
The following table reconciles the Company’s housing gross profit margin calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s adjusted housing gross profit margin:

	Three Months Ended
	February 29, 2020	February 28, 2019
Housing revenues	$1,071,810	$798,171
Housing construction and land costs	(885,481)	(661,328)
Housing gross profits	186,329	136,843
Add: Inventory-related charges (a)	5,672	3,555
Housing gross profits excluding inventory-related charges	192,001	140,398
Add: Amortization of previously capitalized interest (b)	34,575	29,986
Adjusted housing gross profits	$226,576	$170,384
Housing gross profit margin	17.4%	17.1%
Housing gross profit margin excluding inventory-related charges	17.9%	17.6%
Adjusted housing gross profit margin	21.1%	21.3%

(a)	Represents inventory impairment and land option contract abandonment charges associated with housing operations.

(b)	Represents the amortization of previously capitalized interest associated with housing operations.
Adjusted housing gross profit margin is a non-GAAP financial measure, which the Company calculates by dividing housing revenues less housing construction and land costs excluding (1) housing inventory impairment and land option contract abandonment charges (as applicable) recorded during a given period and (2) amortization of previously capitalized interest associated with housing operations, by housing revenues. The most directly comparable GAAP financial measure is housing gross profit margin. The Company believes adjusted housing gross profit margin is a relevant and useful financial measure to investors in evaluating the Company’s performance as it measures the gross profits the Company generated specifically on the homes delivered during a given period. This non-GAAP financial measure isolates the impact that housing inventory impairment and land option contract abandonment charges, and the amortization of previously capitalized interest associated with housing operations, have on housing gross profit margins, and allows investors to make comparisons with the Company’s competitors that adjust housing gross profit margins in a similar manner. The Company also believes investors will find adjusted housing gross profit margin relevant and useful because it represents a profitability measure that may be compared to a prior period without regard to variability of housing inventory impairment and land option contract abandonment charges, and amortization of previously capitalized interest associated with housing

KB HOME
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Percentages and Per Share Amounts - Unaudited)

operations. This financial measure assists management in making strategic decisions regarding community location and product mix, product pricing and construction pace.
Ratio of Net Debt to Capital
The following table reconciles the Company’s ratio of debt to capital calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s ratio of net debt to capital:

	February 29, 2020	November 30, 2019
Notes payable	$1,749,148	$1,748,747
Stockholders’ equity	2,443,104	2,383,122
Total capital	$4,192,252	$4,131,869
Ratio of debt to capital	41.7%	42.3%

Notes payable	$1,749,148	$1,748,747
Less: Cash and cash equivalents	(429,706)	(453,814)
Net debt	1,319,442	1,294,933
Stockholders’ equity	2,443,104	2,383,122
Total capital	$3,762,546	$3,678,055
Ratio of net debt to capital	35.1%	35.2%
The ratio of net debt to capital is a non-GAAP financial measure, which the Company calculates by dividing notes payable, net of homebuilding cash and cash equivalents, by capital (notes payable, net of homebuilding cash and cash equivalents, plus stockholders’ equity). The most directly comparable GAAP financial measure is the ratio of debt to capital. The Company believes the ratio of net debt to capital is a relevant and useful financial measure to investors in understanding the leverage employed in the Company’s operations.